                                                                    EXHIBIT 4.06

================================================================================


                          SHAREHOLDER RIGHTS AGREEMENT


                                    Between


                      THE STANDARD FIRE INSURANCE COMPANY


                                      and


                              FEDERATED INVESTORS


                             Dated August 1, 1989

================================================================================

                               TABLE OF CONTENTS

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ARTICLE I    LEGEND ON CERTIFICATES
               FOR RESTRICTED SECURITIES.................................     2

ARTICLE II   TRANSFER OF RESTRICTED
               SECURITIES................................................     2

        2.1  Compliance with Laws........................................     2
        2.2  No Transfer by Management
               Shareholders..............................................     3
        2.3  Parallel Exit...............................................     3
             2.3.1  Transfer Notice......................................     3
             2.3.2  Offer to Purchase
                      Conversion Common..................................     4
             2.3.3  Acceptance of Offer..................................     4
             2.3.4  Notice of Change of
                      Control; Expenses..................................     4
             2.3.5  Other Transfers Subject
                      to this Section....................................     5
        2.4  Transfers of Standard Fire
               Shares; Right of First Offer..............................     5
             2.4.1  No Transfer Prior to Third
                      Anniversary of Closing
                      Date...............................................     5
             2.4.2  Right of First Offer.................................     5
             2.4.3  Limit on Number of Transfers.........................     7
        2.5  Transferees; Non-Complying
               Transfers.................................................     7
             2.5.1  Transferees Bound by
                      Agreement..........................................     7
             2.5.2  Transfer in Violation of
                      Agreement Void.....................................     7
        2.6  Effect of Foreclosure Under
               Pledge Agreements.........................................     7

ARTICLE III  FURTHER AGREEMENTS OF THE COMPANY...........................     8

        3.1  Management Compensation.....................................     8
        3.2  Transfer of Restricted
               Securities and Assets.....................................     8
        3.3  Change in Capital Structure.................................     9
        3.4  Repurchase of Shares........................................     9


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        3.5  Financial Reports...........................................    10
             3.5.1  Annual Financial
                      Statements.........................................    10
             3.5.2  Financial Reports Furnished
                      to Other Persons...................................    11
             3.5.3  Other Information....................................    11
             3.5.4  Compliance Certificate...............................    11
             3.5.5  Shareholder List.....................................    11
        3.6  Confidentiality; Restriction on
               Access....................................................    12
        3.7  Company Treated as Corporation for
               Federal Income Tax Purposes...............................    12
        3.8  Amendment of Management Subscription
               Agreements................................................    13

ARTICLE IV   REGISTRATION RIGHTS.........................................    13

        4.1  Registration on Request.....................................    13
             4.1.1  Request..............................................    13
             4.1.2  Registration Statement
                      Form...............................................    14
             4.1.3  Expenses.............................................    14
             4.1.4  Effective Registration
                      Statement..........................................    14
             4.1.5  Selection of Underwriters............................    14
             4.1.6  Priority in Requested
                      Registrations......................................    15
        4.2  Incidental Registration.....................................    16
             4.2.1  Notice of Public
                      Registration.......................................    16
             4.2.2  Right to Include Registrable
                      Securities.........................................    16
             4.2.3  No Effect on Registrations
                      Under Section 4.1..................................    17
             4.2.4  Expenses.............................................    17
             4.2.5  Priority in Incidental
                      Registrations......................................    17
             4.2.6  Selection of Underwriters............................    18
        4.3  Registration Procedures.....................................    18
             4.3.1  Actions to be Taken by
                      the Company........................................    18
             4.3.2  Actions to be Taken by
                      Sellers of Registrable
                      Securities.........................................    22


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             4.3.3  Actions to be Taken by all
                      Holders of Registrable
                      Securities.........................................    22
        4.4  Underwritten Offerings......................................    22
             4.4.1  Requested Underwritten
                      Offerings..........................................    22
             4.4.2  Incidental Underwritten
                      Offerings..........................................    23
             4.4.3  Holdback Agreements..................................    24
        4.5  Preparation; Reasonable
               Investigation.............................................    24
        4.6  Rights of Standard Fire.....................................    25
        4.7  Indemnification.............................................    25
             4.7.1  Indemnification by the
                      Company............................................    25
             4.7.2  Indemnification by the
                      Sellers............................................    27
             4.7.3  Indemnification Procedures...........................    27
             4.7.4  Other Indemnification................................    29
             4.7.5  Indemnification Payments.............................    29
        4.8  Participation in Underwritten
               Registrations.............................................    30
        4.9  Adjustments Affecting Registrable
               Securities................................................    30
        4.10 Rule 144....................................................    30

ARTICLE V    DEFINITIONS.................................................    31

ARTICLE VI   MISCELLANEOUS...............................................    40

        6.1  Other Shareholder Agreements................................    40
        6.2  Payments; Notices...........................................    41
        6.3  Assignment..................................................    42
        6.4  Termination of Agreement; No
               Preferred Shares Outstanding..............................    43
        6.5  Descriptive Headings........................................    43
        6.6  Specific Performance........................................    43
        6.7  Governing Law...............................................    43
        6.8  Counterparts................................................    43
        6.9  Severability................................................    43
        6.10 Entire Agreement............................................    44
        6.11 Amendment and Waiver........................................    44
        6.12 Limitation of Liability.....................................    44

EXHIBIT A  Form of Letter Agreement

                      FORM OF SHAREHOLDER RIGHTS AGREEMENT
                      ------------------------------------

          SHAREHOLDER RIGHTS AGREEMENT, dated [the Closing Date] (the "Agreement"), between The Standard Fire Insurance Company, a Connecticut insurance corporation ("Standard Fire"), and Federated Investors, a Delaware business trust (the "Company").

                                    RECITALS
                                    --------

          A. The Company, pursuant to the Asset Purchase Agreement, dated July 28, 1989, among the Company, AEtna Life and Casualty Company and Standard Fire (as amended and modified from time to time, the "Asset Purchase Agreement"), has purchased from Standard Fire the assets of the Federated Research Division of Standard Fire listed on Schedule 2 to the Asset Purchase Agreement.

          B. As part of the consideration for such purchase, the Company has issued to Standard Fire 1000 shares of Series A Preferred Shares which shares are convertible into Class B Common Shares and, at the time of such conversion, all accrued and unpaid dividends with respect to the Series A Preferred Shares shall be paid in cash or in Series B Preferred Shares, in each case as provided in the Declaration of Trust of the Company.

          C. The parties hereto, including those Persons executing a letter substantially in the form of Exhibit A, desire to make certain provisions with respect to the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Class A Common Shares, the Class B Common Shares and the conduct of the Company's affairs.


                                   AGREEMENT
                                   ---------

          In consideration of the mutual promises made herein and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

                                   ARTICLE I

                LEGEND ON CERTIFICATES FOR RESTRICTED SECURITIES
                ------------------------------------------------

          Unless otherwise expressly provided herein, each certificate for Restricted Securities and each certificate issued in exchange for any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law. Such securities may not be sold, assigned, transferred, exchanged, mortgaged, pledged or otherwise disposed of or encumbered without compliance with, and are otherwise restricted by, that certain Shareholder Rights Agreement, dated [the Closing Date] among Federated Investors (the "Company"), The Standard Fire Insurance Company and the other persons who have executed a letter substantially in the form of Exhibit A thereto evidencing their agreement to become party thereto, a counterpart of which Shareholder Rights Agreement has been placed on file by the Company at its principal place of business and its registered office. Any person who acquires such securities agrees, by such acquisition, that it and the securities it acquires shall be bound by and entitled to the benefits of such Shareholder Rights Agreement. A copy of such Shareholder Rights Agreement will be furnished without charge by the Company to the record holder hereof upon written request to the Company at its principal place of business."


                                   ARTICLE II

                       TRANSFER OF RESTRICTED SECURITIES
                       ---------------------------------

2.1  COMPLIANCE WITH LAWS.
     --------------------

          In addition to the other restrictions contained herein, Restricted Securities shall not be Transferred except (a) (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) upon receipt by the Company of an opinion of in-house counsel of AEtna Life & Casualty or other counsel

                         Shareholder Rights Agreement
                         ----------------------------
reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of such Act, and (b) upon receipt by
                                                            -
the Company of an opinion of such counsel to the effect that such Transfer would not constitute an "Assignment" pursuant to section 2(a)(4) of the Investment Company Act that would cause a termination of, or require shareholder approval with respect to, the Investment Advisory Contracts.

2.2  NO TRANSFER BY MANAGEMENT SHAREHOLDERS.
     --------------------------------------

          So long as any Standard Fire Shareholder holds any Standard Fire Shares, no Management Shareholder shall Transfer to an Unrelated Third Party (a)
                                                                              -
any Management Shares until on or after the second anniversary of the Closing Date, except pursuant to a Public Offering, or (b) until on or after the fourth
                                                -
anniversary of the Closing Date, Options the number of underlying Class A Common Shares or Class B Common Shares, as the case may be, of which exceed, in the aggregate, 5% of either of the then outstanding Class A or Class B Common Shares that have been held at any time by any of the Management Circle.

2.3  PARALLEL EXIT.
     -------------

          So long as any Standard Fire Shareholder holds any Standard Fire Shares, any Management Shareholder who wishes to Transfer Management Shares at any time on or after the second and prior to the fourth anniversary of the Closing Date, other than pursuant to a Public Offering, to any Unrelated Third Party (the "Transferee") shall follow the procedures set forth in, and such Transfer shall be conditioned upon compliance with, this section 2.3.

     2.3.1  TRANSFER NOTICE.  Such Management Shareholder shall, prior to such
            ---------------
Transfer to an Unrelated Third Party, give to the Company and Standard Fire a notice (a "Transfer Notice"), executed by it and such Transferee containing (a)
                                                                             -
the number and class of Management Shares that such Transferee proposes to acquire from such Management Shareholder, (b) the name and address of such
                                           -
Transferee, (c) the proposed purchase price, terms of payment and other material
             -
terms and conditions of such Transferee's offer, (d) an estimate, in such
                                                  -
Management Shareholder's reasonable judgment, of the fair value of any non-cash consideration offered by such Transferee, (e) the number
                                           -

                         Shareholder Rights Agreement
                         ----------------------------
and class of Management Shares that have been Transferred to Unrelated Third Parties from the date of this Agreement through the date of such Transfer Notice, and (f) if applicable, the offer described in section 2.3.2.
             -

     2.3.2  OFFER TO PURCHASE CONVERSION COMMON.  If such Transfer, when
            -----------------------------------
aggregated with all previous Transfers of Management Shares to Unrelated Third Parties since the date of this Agreement, would result in the Transfer of more than 50% of either of the then outstanding Class A Common Shares or Class B Common Shares that have been held at any time by any of the Management Circle (assuming, for purposes of such calculation, that any Options so Transferred are the number of Class A Common Shares or Class B Common Shares, as the case may be, for which such Options are exercisable) (each, a "Change of Control"), such Transfer Notice shall include an offer by such Transferee or the Management Shareholders to each Standard Fire Shareholder that is a holder of Conversion Common to purchase for cash, simultaneously with the purchase by such Transferee of any such Management Shares, all Conversion Common from each such Standard Fire Shareholder at a price per share equal to the Exit Price on the date of such purchase.

     2.3.3  ACCEPTANCE OF OFFER.  Each such Standard Fire Shareholder shall have
            -------------------
the right, for a period of 30 days after such Transfer Notice is given, to accept such offer in whole or in part, exercisable by giving written notice of such acceptance to such Transferee or the Management Shareholders, as the case may be, within such 30-day period, stating therein the number of shares of Conversion Common to be so sold. For a period of 60 days after such 30-day period, such Management Shareholder may sell to such Transferee the number of Management Shares stated in such Transfer Notice as subject to purchase by such Transferee for the consideration per share and on the same payment and other material terms and conditions stated in such Transfer Notice, provided that
                                                              --------
either such Transferee or the Management Shareholders shall simultaneously with such Transfer to such Transferee purchase all such shares of Conversion Common as to which such offer shall have been accepted.

     2.3.4  NOTICE OF CHANGE OF CONTROL; EXPENSES.  The Company shall notify
            -------------------------------------
Standard Fire in writing immediately upon obtaining knowledge of a proposed Transfer that would result in a Change of Control. Each party shall pay its

                         Shareholder Rights Agreement
                         ----------------------------
own respective expenses associated with the exercise by the Standard Fire Shareholders of the rights under this section 2.3 except that the cost of determining the Exit Price shall be shared equally by the Company and such exercising Standard Fire Shareholders.

     2.3.5  OTHER TRANSFERS SUBJECT TO THIS SECTION.  Any sale or series of
            ---------------------------------------
sales of Management Shares to any of the Management Circle with respect to which this section 2.3 is not strictly applicable but which was intended to effect a change in control of the Company in circumvention of the essential intent and principles of this section 2.3 (for example, by installing an unrelated investor or investor group as part of management prior to selling Management Shares to such investor or investor group) shall be deemed a sale to an Unrelated Third Party for purposes of this section 2.3.

2.4  TRANSFERS OF STANDARD FIRE SHARES; RIGHT OF FIRST OFFER.
     -------------------------------------------------------

     2.4.1  NO TRANSFER PRIOR TO THIRD ANNIVERSARY OF CLOSING DATE.  No Standard
            ------------------------------------------------------
Fire Shareholder shall Transfer any Standard Fire Shares prior to the third anniversary of the Closing Date except (a) to an Affiliate of Standard Fire, (b)
                                        -                                     -
pursuant to a Public Offering, or (c) pursuant to section 2.3.
                                   -

     2.4.2  RIGHT OF FIRST OFFER.  (A)  PURCHASE OPTION NOTICE.  If any Standard
            --------------------        ----------------------
Fire Shareholder wishes to Transfer any of its Standard Fire Shares other than
(i) to an Affiliate of Standard Fire, or (ii) pursuant to section 2.3, it shall
                                          --
first give to the Company a notice (the "Purchase Option Notice") referencing this Agreement and indicating the number of Standard Fire Shares it wishes to sell (the "Offered Shares") and the price (the "Offer Price") at or above which it wishes to sell such Shares.

          (B) EXERCISE NOTICE.  The Company or, if the Company does not elect,
              ---------------
the Management Shareholders, may elect to purchase all (but not less than all) of the Offered Shares at the Offer Price by giving to such Standard Fire Shareholder a notice (the "Exercise Notice") within 30 days (or, in the case of any proposed Transfer at any time when there exists a public market for Standard Fire Shares, 15 days) after the date on which such Purchase Option Notice was given, indicating that the Company

                         Shareholder Rights Agreement
                         ----------------------------
or the Management Shareholders shall purchase such Shares and the date within 30 days after the Exercise Notice is given when the Company or the Management Shareholders will purchase such Shares (the "Purchase Date"), and such Standard Fire Shareholder shall be obligated to sell such Shares to the Company or the Management Shareholders identified in the Exercise Notice against tender on the Purchase Date of the Offer Price in immediately available funds, provided that
                                                                 --------
such Standard Fire Shareholder shall not be obligated to sell such Shares to the Company or the Management Shareholders if the Offer Price is not tendered to such Standard Fire Shareholder on the Purchase Date in immediately available funds.

          (c) FAILURE TO EXERCISE.  If neither the Company nor the Management
              -------------------
Shareholders give such Standard Fire Shareholder the Exercise Notice by the time required by section 2.4.2(b) or do not thereafter tender to such Standard Fire Shareholder the Offer Price of such Shares in immediately available funds on the Purchase Date, such Standard Fire Shareholder may Transfer (i) in the case of a
                                                            -
Transfer pursuant to a Public Offering, all or part of such Shares at any time pursuant to such Public Offering, and (ii) in the case of any other Transfer,
                                       --
not less than 90% of such Shares at any time within 120 days after the Purchase Option Notice was given (105 days in the case of any such Transfer at any time when there exists a public market for such Standard Fire Shares), in each case on terms and conditions no less favorable to Standard Fire than the terms and conditions set forth in the Purchase Option Notice and free of the restrictions contained in this section 2.4.2. Each Standard Fire Shareholder shall notify the Company of any Transfer referred to in sub-clause (ii) above (and the identity of the transferee) not less than 5 Business Days prior to entering into a binding agreement with respect to such Transfer.

          (d) RE-OFFER TO THE COMPANY.  If, in the case of any Transfer other
              -----------------------
than pursuant to a Public Offering, any Standard Fire Shareholder shall have Transferred at least 90% (but less than 100%) of the Offered Shares within the time required by subclause (ii) of section 2.4.2(c), such Standard Fire Shareholder shall deliver to the Company a Purchase Option Notice offering to sell to the Company or the Management Shareholders at the Offer Price the Offered Shares not so Transferred. The procedures set forth in section 2.4.2 (other than this

                         Shareholder Rights Agreement
                         ----------------------------

section 2.4.2(d)) shall apply to such Purchase Option Notice.

          (e)  ASSIGNMENT OF RIGHTS.  The Company and each Management
               --------------------
Shareholder may separately Transfer its rights under this section 2.4 to any Person without Transferring the related Restricted Securities to such Person.

     2.4.3  LIMIT ON NUMBER OF TRANSFERS.  The Standard Fire Shareholders shall
            ----------------------------
not Transfer, in the aggregate, (a) Preferred Shares to more than 5 Persons
                                 -
which are not Affiliates of Standard Fire, or (b) except pursuant to a public
                                               -
offering, Class B Common Shares to more than 5 Persons which are not Affiliates of Standard Fire.

2.5  TRANSFEREES; NON-COMPLYING TRANSFERS.
     ------------------------------------

     2.5.1  TRANSFEREES BOUND BY AGREEMENT.  Each Person who acquires Restricted
            ------------------------------
Securities agrees, by acquisition of such Restricted Securities, that such Person and the Restricted Securities that it acquires shall be bound by and entitled to the benefits of this Agreement to the extent applicable to such Person.

     2.5.2  TRANSFER IN VIOLATION OF AGREEMENT VOID.  Any purported Transfer of
            ---------------------------------------
any Restricted Securities in violation of this Agreement shall be void and of no effect, no dividend of any kind whatsoever nor any distribution pursuant to liquidation or otherwise shall be paid by the Company to the purported transferee in respect of such shares (all such dividends and distributions being deemed waived), the voting rights of such shares, if any, on any matter whatsoever shall remain vested in the transferor, and the transferor shall not be relieved of any of its obligations hereunder as the holder of such shares during the period commencing with such transferor's initial failure of compliance and ending when compliance shall have occurred. In the event of such a non-complying Transfer, the Company shall not Transfer any such shares on its books or recognize the purported transferee as a shareholder, for any purpose, until all applicable provision of this Agreement have been satisfied.

2.6  EFFECT OF FORECLOSURE UNDER PLEDGE AGREEMENTS.
     ---------------------------------------------

          Sections 2.2, 2.3, 2.4 and 2.5 shall terminate as to any Common Shares upon a Transfer (a) pursuant to the enforcement by the Agent of rights under the
                 -
PNB

                         Shareholder Rights Agreement
                         ----------------------------

Pledge Agreement, or (b) at the request of the Agent at any time when an Event
                      -
of Default (as defined in the PNB Loan Agreement) has occurred and is continuing under the PNB Loan Agreement in connection with a bona fide work-out of the debts of the Company, provided in each case that such sections shall not
                      --------
terminate (and if previously terminated shall be reinstated) as to any Common Shares Transferred to any Person who was a member of the Management Circle prior to such Transfer by or at the request of Agent. If any Management Shareholder receives any payment or distribution of any character, whether in cash, securities or other property in respect to its Management Shares as a result of any such Transfer, such payment or distribution shall be paid over pro-rata to the holders of the Preferred Shares for application to the payment of all amounts due to such holders under this Agreement and the Declaration of Trust, including all accrued dividends and all amounts due from the Management Shareholders with respect to such Transfer pursuant to section 2.3, to the extent necessary to pay all such amounts in full.

                                  ARTICLE III

                       FURTHER AGREEMENTS OF THE COMPANY
                       ---------------------------------

3.1  MANAGEMENT COMPENSATION.
     -----------------------

          So long as any Preferred Shares are held other than by a Competitor or Competitors, the aggregate amount paid and accrued by the Federated Group for salary, bonus and deferred compensation (exclusive of qualified benefit plans, life insurance policies existing as of March 10, 1989 and other customary employee fringe benefits such as financial planning, group term life insurance, disability insurance, health, hospitalization, major medical and dental insurance, medical reimbursement plans, the use of company automobiles, reimbursed business expenses and employee fringe benefits in effect for employees of Federated Investors, Inc. on March 10, 1989) to the Management Group shall not, in any calendar year, exceed 7% of gross revenues of the Company and its Subsidiaries (as consolidated under GAAP) from management fees, administrative fees and other sales and service income during such calendar year.

                         Shareholder Rights Agreement
                         ----------------------------

3.2  TRANSFER OF RESTRICTED SECURITIES AND ASSETS.
     --------------------------------------------

          So long as any Standard Fire Shareholder holds any Standard Fire Shares, the Company shall not, prior to the second anniversary of the Closing Date, (a) Transfer, except pursuant to a Public Offering, any Restricted
       -
Securities, or (b) Transfer, or permit any of its Subsidiaries to Transfer, all
                -
or substantially all of the assets or business of the Company or any of its Subsidiaries, provided that (x) the Company may effect the Jones Sale, (y) the
              --------                                                  -
Company may Transfer Restricted Securities to Eligible Employee Stock Plans, and
(z) any wholly-Owned Subsidiary of the Company may consolidate with or merge
 -
into the Company (so long as the Company is the surviving entity and the Declaration of Trust has not been amended, altered, repealed or superseded) or another Wholly-Owned Subsidiary of the Company.

3.3  CHANGE IN CAPITAL STRUCTURE.
     ---------------------------

          Until the earlier to occur of (a) the date on which the Standard Fire
                                         -
Shareholders hold no Standard Fire Shares, and (b) the third anniversary of the
                                                -
Conversion Termination Date, the Company shall not issue any shares of beneficial interest or securities with similar rights in the Company other than the Common Shares, the Preferred Shares and the Series C Preferred Shares.

3.4  REPURCHASE OF SHARES.
     --------------------

          The Company shall not, and shall not permit any of its Affiliates to, directly or indirectly, make any payment on account of, or set apart for payment, money or other property for a sinking or other similar fund for the purchase, redemption, retirement or other acquisition for value of, or redeem, purchase, retire or otherwise acquire for value or incur any other liability in respect of (each, a "Repurchase") any Common Shares or Series C Preferred Shares unless, on the date of a proposed Repurchase, (a) all accrued and unpaid
                                               -
dividends on the Series A Preferred Shares shall have been paid in full, (b)
                                                                          -
there are no Series B Preferred Shares outstanding, and (c) in the case of a
                                                         -
Repurchase of Class B Common Shares or Options, the Company shall have made a pro rata offer to Repurchase (and shall have funds legally available to complete such Repurchase) on such date all outstanding Series A Preferred Shares and Conversion Common at the same price and terms of such Repurchase (in the

                         Shareholder Rights Agreement
                         ----------------------------
case of Series A Preferred Shares, as if each such Share were converted into Class B Common Shares on such date at the Conversion Rate that would apply were such date a Conversion Notice Date), provided that (x) prior to the Final
                                     --------       -
Dividend Date, or (y) on and after the Final Dividend Date if the requirements
                   -
of subclauses (a) and (b) are met, the Company may, free of any obligation imposed by this section 3.4, upon 15 Business Days written notice thereof to the holders of any outstanding Series A Preferred Shares, effect a Repurchase of Common Shares then held by (i) any employee or former employee of the Federated
                            -
Group who was not at any time a member of the Management Circle (or any relative within the third degree of such employee or former employee), or (ii) any member
                                                                  --
of the Management Circle as provided in section 5.2 of the Cash Subscription Agreement and section 5.2 of the Stock Subscription Agreement, in each case other than pursuant to a general offer to such Persons to so Repurchase.

3.5  FINANCIAL REPORTS.
     -----------------

          The Company shall deliver (a) to each holder of Preferred Shares the
                                     -
information specified in sections 3.5.1 and 3.5.4(a), and (b) to each Standard
                                                           -
Fire Shareholder so long as it owns Standard Fire Shares, the information specified in sections 3.5.2, 3.5.3, 3.5.4(b) and 3.5.5.

     3.5.1  ANNUAL FINANCIAL STATEMENTS.  As soon as practicable and in any
            ---------------------------
event within 90 days after the end of each fiscal year of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated (and, as to the statement of income only, consolidating) statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such year, and setting forth in each case in comparative form corresponding figures as of the end of and for the preceding fiscal year (in the case of the first year after the Closing Date, only with respect to the statement of cash flow), and, in the case of such consolidated financial statements, accompanied by a report thereon of independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their consolidated operations and changes in their con-

                         Shareholder Rights Agreement
                         ----------------------------
solidated financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as approved by such accountants and disclosed in the notes to such statements) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

     3.5.2  FINANCIAL REPORTS FURNISHED TO OTHER PERSONS.
            --------------------------------------------

Promptly upon their becoming available, copies of all (a) financial statements,
                                                       -
reports, notices and proxy statements sent or made available generally by the Company to its security holders or by any Subsidiary of the Company to its security holders other than the Company or another of its Subsidiaries, (b)
                                                                         -
regular and periodic reports and all registration statements and prospectuses (other than registration statements, prospectuses and other filings with respect to mutual funds managed or advised by the Company or any of its Subsidiaries or which are routine or administrative in nature), if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission, (c)
                                                                              -
financial statements, reports, certificates, notices and other material required, from time to time, to be delivered by the Company or any of its Subsidiaries pursuant to any loan or securities purchase agreement in effect on the Closing Date or entered into in connection with a refinancing of any indebtedness outstanding on the Closing Date, and (d) press releases and other
                                                   -
written statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company and its Subsidiaries.

     3.5.3  OTHER INFORMATION.  With reasonable promptness, such other
            -----------------
information and data with respect to the Company or any of its Subsidiaries (other than Trade Secrets) as from time to time may be reasonably requested by any Standard Fire Shareholder.

     3.5.4  COMPLIANCE CERTIFICATE.  Not later than 90 days after the end of
            ----------------------
each calendar year, a certificate executed on behalf of the Company by its chief financial officer (a) stating that the Company has complied with section 3.1 for
                   -
such calendar year, and, in the case of each such certificate delivered to any Standard Fire Shareholder, demonstrating such compliance in reasonable detail, provided that the Company shall not be required to specify individually the
--------
compensation received by any of

                         Shareholder Rights Agreement
                         ----------------------------
the Management Group, and (b) setting forth in reasonable detail a calculation
                           -
of the amounts owed to AETNA pursuant to section 4.3.2 of the Stock Exchange Agreement.

     3.5.5  SHAREHOLDER LIST.  Not later than 30 days after the end of each
            ----------------
fiscal year of the Company, a list indicating the respective number of Management Shares owned by the Management Circle (in the aggregate) and each other Shareholder and of all Transfers of Management Shares made during such year.

3.6  CONFIDENTIALITY; RESTRICTION ON ACCESS.
     --------------------------------------

          Any information delivered to any holder of Preferred Shares pursuant to this Agreement that the Company designates in writing as confidential shall be held in confidence by such holder. Such holder shall restrict access to such confidential information to those of its employees, agents, servants, counsel and auditors who have a reasonable need to have access to such confidential information in connection with the holding of such Preferred Shares and shall instruct such employees, agents, servants, counsel and auditors to hold such information in confidence as required by this section 3.6. This section 3.6 shall not apply (a) to any information that has been made public or that may be
                 -
obtained from sources other than the Company, or (b) to any disclosure by any
                                                  -
holder of Preferred Shares to (i) any federal or state regulatory authority
                               -
having jurisdiction over such holder, including the National Association of Insurance Commissioners or any similar organizations, (ii) any Person to which
                                                       --
such holder offers to sell any Preferred Shares if such Person agrees to keep such information confidential in the manner set forth in this section 3.6, or
(iii) any Person pursuant to or in compliance with any law, rule, regulation,
 ---
legal process or order applicable to such holder or in order to protect such holder's investment in the Preferred Shares. Such holder shall provide reasonable prior notice to the Company of any request or order for any information referred to in clause (b) (iii) of this section 3.6.

3.7  COMPANY TREATED AS CORPORATION-ORATION FOR FEDERAL INCOME TAX PURPOSES.
     ----------------------------------------------------------------------

          The Company will, solely for Federal income tax purposes, be treated as a corporation, the Preferred Shares, the Series C Preferred Shares and the Common

                         Shareholder Rights Agreement
                         ----------------------------

Shares will be treated as stock interests in that corporation, and the Company will file Federal income tax returns in accordance with the foregoing.

3.8  AMENDMENT OF MANAGEMENT SUBSCRIPTION AGREEMENTS.
     -----------------------------------------------

          The Company shall not, without the written consent of the holder or holders of more than 50% of the Registrable Securities and more than 50% of each class of the Preferred Shares, amend or waive any provision of Article V (including the Employee Rider) of the Cash Subscription Agreement or Article V (including the Employee Rider) and Article VI of the Stock Subscription Agreement.

                                   ARTICLE IV

                              REGISTRATION RIGHTS
                              -------------------

          The holders of Registrable Securities shall have the right to register and sell such Securities to the public in a public offering in accordance with the provisions of this Article IV, provided that, at any date, section 4.1 shall
                                   --------
not apply to any holder of Registrable Securities which is a Competitor unless as of such date the Company shall have publicly sold securities pursuant to a registration statement under the Securities Act.

4.1  REGISTRATION ON REQUEST.
     -----------------------

     4.1.1  REQUEST.  Subject to section 2.4.2, from time to time after the
            -------
earliest to occur of (a) the first date on which any Common Shares shall have
                      -
been publicly sold pursuant. to a registration statement under the Securities Act, (b) the fifth anniversary of the Closing Date, and (c) the date on which
      -                                                  -
more than (i) 50% of the Class A Common Shares, or (ii) 50% of the Class B
           -                                        --
Common Shares (excluding Conversion Common) is, in the aggregate, held by Unrelated Third Parties, upon the written request of the Initiating Holders requesting that the Company effect the registration under the Securities Act of Registrable Securities and specifying the intended method of disposition thereof, accompanied by a letter from an investment banking firm of national reputation to the effect that the price and other terms of such proposed offering appear reasonable in light of then prevailing market conditions, the Company will promptly, but in any event within 20

                         Shareholder Rights Agreement
                         ----------------------------
days, give written notice of such requested registration to all holders of Registrable Securities and thereupon the Company will use its best efforts to effect the registration under the Securities Act of

          (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request, and

          (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided the Company shall not be required to effect any
            --------
registration pursuant to this section 4.1 (x) after three registrations
                                           -
requested pursuant to this section 4.1 shall have been effected, (y) within the
                                                                  -
12 month period immediately following a registration in connection with which a firm commitment public offering of Registrable Securities shall have become effective under the Securities Act pursuant to a request under this section 4.1, or (z) after the third anniversary of the Conversion Termination Date.
    -

     4.1.2  REGISTRATION STATEMENT FORM.  Registrations under this section 4.1
            ---------------------------
shall be on such appropriate registration form of the Commission selected by the Company and approved by the Requisite Holders and as shall permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods specified in their request for such registration. The Company shall include in any such registration statement all information required by law or which the holders of Registrable Securities being registered shall reasonably request.

     4.1.3  EXPENSES.  The Company shall pay all expenses incident to the
            --------
registrations requested pursuant to this section 4.1, provided that printing
                                                      --------
expenses, the costs

                         Shareholder Rights Agreement
                         ----------------------------
of Commission and blue sky filing fees and underwriting fees and discounts incurred in connection with any registration effected pursuant to this section
4.1 shall be borne pro rata by the holders (including the Company) of the securities to be registered in such registration based on the number of shares registered.

     4.1.4  EFFECTIVE REGISTRATION STATEMENT.  A registration requested pursuant
            --------------------------------
to this section 4.1 shall not be deemed to have been effected (a) unless a
                                                               -
registration statement with respect thereto has become effective, provided that
                                                                  --------
a registration which does not become effective after the Company has filed a registration statement with respect thereto primarily by reason of the refusal to proceed of the Requisite Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company unless the holders of the Registrable Securities that were to have been registered shall have elected to pay all expenses incident to such registration, (b) if such registration, after
                                                 -
it has become effective, is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than primarily by reason of an act or omission by the holders of the Registrable Securities that were to have been sold under such registration statement, or (c) if the conditions to closing specified in the
                            -
purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than primarily by reason of an act or omission by the holders of the Registrable Securities that were to have been sold thereunder.

     4.1.5  SELECTION OF UNDERWRITERS.  If a requested registration pursuant to
            -------------------------
this section 4.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company from a list of three underwriters of national reputation submitted to the Company by the Requisite Holders.

     4.1.6  PRIORITY IN REQUESTED REGISTRATIONS.  If a requested registration
            -----------------------------------
pursuant to this section 4.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the

                         Shareholder Rights Agreement
                         ----------------------------
number which can be sold in such offering within a price range acceptable to the Requisite Holders (such writing to state the basis of such opinion and the approximate number of securities which may be included in such offering), the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (a) first, Registrable
                                                     -
Securities requested to be included in such registration by the holders of such Registrable Securities, pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders, and (b) second, other securities of the Company,
                                     -
including Management Shares, proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

4.2  INCIDENTAL REGISTRATION.
     -----------------------

     4.2.1  NOTICE OF PUBLIC REGISTRATION.  If the Company at any time proposes
            -----------------------------
to register any of its securities under the Securities Act (other than as contemplated by section 4.1), whether pursuant to registration rights granted to other holders of its securities or for sale for its own account, on a form and in a manner which would permit registration of the Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this section 4.2.

     4.2.2  RIGHT TO INCLUDE REGISTRABLE SECURITIES.
            ---------------------------------------
Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that if, at any time after
                                            --------
giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its

                         Shareholder Rights Agreement
                         ----------------------------
election, give written notice of such determination to each holder of Registrable Securities and, thereupon,

          (a) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but shall be required to pay all expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under section 4.1, and

          (b) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

     4.2.3  NO EFFECT ON REGISTRATIONS UNDER SECTION 4.1.  No registration
            --------------------------------------------
effected under this section 4.2 shall be deemed to have been effected pursuant to section 4.1 or shall relieve the Company of its obligation to effect any registration upon request under section 4.1.

     4.2.4  EXPENSES.  The Company shall pay all expenses incident to each
            --------
registration of Registrable Securities requested pursuant to this section 4.2, provided that, if such Registrable Securities are sold pursuant to such
--------
registration, the costs of Commission and blue sky filing fees and ordinary and customary underwriting fees and discounts incurred in connection with such registration shall be borne pro rata by the sellers (including the Company) of the securities sold pursuant to such registration based on the numbers of shares sold.

     4.2.5  PRIORITY IN INCIDENTAL REGISTRATIONS.  IF a Registration pursuant to
            ------------------------------------
this section 4.2 involves an underwritten offering and the managing underwriter advises the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering), the Company will include in such registration, to the extent of the number of securities which the Company is so advised can

                         Shareholder Rights Agreement
                         ----------------------------
be sold in such offering, (a) first, all securities to be registered held by the
                           -
Person initiating such registration (whether initiated by the Company or any Person having demand registration rights) other than any of the Management Circle, and (b) second, Registrable Securities requested to be included in such
             -
registration and all other securities proposed to be included therein, pro rata among the holders thereof based on the number of shares of such securities so proposed to be sold and so requested to be included.

          4.2.6  SELECTION OF UNDERWRITERS.  If a registration pursuant to this
                 -------------------------
section 4.2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company.

4.3  REGISTRATION PROCEDURES.
     -----------------------

4.3.1  ACTIONS TO BE TAKEN BY THE COMPANY.  If and whenever (a) the Company is
       ----------------------------------                    -
required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in sections 4.1 and 4.2, or (b)
                                                                             -
if Standard Fire requests in connection with any other proposed registration by the Company under the Securities Act, the Company will as expeditiously as possible

          (i) prepare and file as soon thereafter as possible (using its best efforts to file within 90 days) with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its
     --------
     securities, other than a registration requested pursuant to section 4.1, at any time prior to the effective date of the registration statement relating thereto;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (A) not less than 120 days or,
                                                 -
     if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be

                         Shareholder Rights Agreement
                         ----------------------------
     delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (B) such shorter period which will terminate when
                                -
     all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (iii) furnish to each seller of Registrable Securities covered by such registration statement and Standard Fire such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents in order to facilitate the disposition of the Registrable Securities owned by such seller, as such seller or Standard Fire may reasonably request;

          (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller and Standard Fire shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, provided that the Company shall not for any such purpose be required to (A)
     --------                                                                 -
     qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this subdivision (iv), (B) consent to gen-
                        -

                         Shareholder Rights Agreement
                         ----------------------------
     eral service of process in any such jurisdiction, or (C) subject itself to
                                                           -
     taxation in such jurisdiction;

          (v) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vi) furnish to each seller of Registrable Securities and Standard Fire a signed counterpart, addressed to such seller and Standard Fire (and the underwriters, if any), of (A) an opinion of counsel for the Company,
                                    -
     dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller and Standard Fire, and (B) a "comfort"
                                                               -
     letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein), and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities, and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or Standard Fire (or the underwriters, if any) may reasonably request;

          (vii) notify each seller of Registrable Securities covered by such registration statement and Standard Fire, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery

                         Shareholder Rights Agreement
                         ----------------------------
     of the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Standard Fire promptly prepare and furnish to such seller or Standard Fire a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and furnish to each such seller and Standard Fire at least five Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and not file any such amendment or supplement to which any such seller or Standard Fire shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act unless the Company furnishes such seller and Standard Fire an opinion of counsel reasonably satisfactory to such seller and Standard Fire concluding that such amendment or supplement so complies;

          (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                         Shareholder Rights Agreement
                         ----------------------------

           (x) use its best efforts to list (if such Registrable Securities are not already listed) all Registrable Securities covered by such registration statement on the New York Stock Exchange, the American Stock Exchange or NASDAQ or, if such Registrable Securities cannot be so listed because of their voting rights, any other national securities exchange that shall permit such Registrable Securities to be listed and on each additional securities exchange on which any of the securities of the same class as the Registrable Securities are then listed; and

          (xi) enter into such agreements and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     4.3.2  ACTIONS TO BE TAKEN BY SELLERS OF REGISTRABLE SECURITIES.  The
            --------------------------------------------------------
Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information as the Company may from time to time reasonably request in writing.

     4.3.3  ACTIONS TO BE TAKEN BY ALL HOLDERS OF REGISTRABLE SECURITIES.  Each
            ------------------------------------------------------------
holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of section 4.3.1, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of section 4.3.1 and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

4.4  UNDERWRITTEN OFFERING.
     ---------------------

     4.4.1  REQUESTED UNDERWRITTEN OFFERING.  If requested by the underwriters
            -------------------------------
for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under section 4.1, the Company

                         Shareholder Rights Agreement
                         ----------------------------
will enter into an underwriting agreement with such underwriters for such offering. Such agreement shall be satisfactory in substance and form to each holder of Registrable Securities being registered and the underwriters and shall contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in section 4.7. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representation required by law.

     4.4.2  INCIDENTAL UNDERWRITTEN OFFERINGS.  If the Company at any time
            ---------------------------------
proposes to register any of its securities under the Securities Act as contemplated by section 4.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in section 4.2 and subject to section 4.2.5, use its best efforts to arrange for such underwriters to include all Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Such holders of

                         Shareholder Rights Agreement
                         ----------------------------

Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representation required by law.

     4.4.3  HOLDBACK AGREEMENTS.  (a)  To the extent not inconsistent with
            -------------------
applicable law, each holder of securities of the Company agrees not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (or any similar provision then in force) during the seven days prior to and the 90 days after any underwritten registration has become effective, except as part of such underwritten registration.

          (b) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to section 4.1 or 4.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4 or S-8, or any successor or similar forms thereto. The Company agrees to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities (other than securities purchased in a public offering) to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, provided that the
                                                              --------
provisions of this subsection (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

4.5  PREPARATION; REASONABLE INVESTIGATION.
     -------------------------------------

          Subject to section 3.6, in connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such registration statement, their underwriters, if any, Standard Fire and their respective counsel and accountants, the opportunity to participate in

                         Shareholder Rights Agreement
                         ----------------------------
the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

4.6  RIGHTS OF STANDARD FIRE.
     -----------------------

          The Company will not file any registration statement under the Securities Act, unless it shall first have given to Standard Fire at least 30 days' prior written notice thereof. Standard Fire and its advisers shall have the right to receive prior to filing drafts of any such registration or comparable statement and, if Standard Fire reasonably believes that the filing thereof or the statements contained therein could result in liability to Standard Fire or its Affiliates, to require the insertion therein of material furnished to the Company in writing, which in Standard Fire's reasonable judgment should be included. In addition, if any such registration statement refers to Standard Fire by name or otherwise as the holder of any securities of the Company, then Standard Fire shall have the right to require (x) the
                                                                 -
insertion therein of language, in form and substance satisfactory to Standard Fire, to the effect that the holding by Standard Fire of such securities does not necessarily make Standard Fire a "controlling person" of the Company within the meaning of section 15 of the Securities Act (a "Controlling Person") and is not to be construed as a recommendation by Standard Fire of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that Standard Fire will assist in meeting any future financial requirements of the Company, or (y) in the event that such reference
                                           -
to Standard Fire by name or otherwise is not required by the Securities Act, the deletion of the reference to Standard Fire.

4.7  INDEMNIFICATION.
     ---------------

     4.7.1  INDEMNIFICATION BY THE COMPANY.  In the event of any registration of
            ------------------------------
any securities of the Company under the Securities Act, the Company will, and hereby

                         Shareholder Rights Agreement
                         ----------------------------
does, (a) in the case of any registration statement filed pursuant to section
       -
4.1 or 4.2 indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who is a Controlling Person with respect to such seller or any such underwriter, and (b) in the case
                                                                 -
of any registration statement of the Company, indemnify and hold harmless Standard Fire, its directors and officers and each other Person, if any, who is a Controlling Person with respect to Standard Fire, in each case against any losses, claims, damages or liabilities, joint or several, to which such seller or Standard Fire or any such director or officer or underwriter or Controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i)
                                                                             -
any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (ii)
                                                                          --
any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller, Standard Fire and each such director, officer, underwriter and Controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company
                                                   --------
shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or Standard Fire, as the case may be, specifically stating that it is for use in the preparation thereof which information contained any untrue statement of any material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.
Such

                         Shareholder Rights Agreement
                         ----------------------------
indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or Standard Fire or any such director, officer, underwriter or Controlling Person and shall survive the transfer of such securities by such seller or Standard Fire. The Company shall agree to provide for such contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities, the underwriters or Standard Fire.

     4.7.2  INDEMNIFICATION BY THE SELLERS.  The Company may require, as a
            ------------------------------
condition to including any Registrable Securities in any registration statement filed pursuant to section 4.3, that it shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in section 4.7.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who is a Controlling Person with respect to the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement which information contained any untrue statement of any material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or Controlling Person and shall survive the transfer of such securities by such seller.

     4.7.3  INDEMNIFICATION PROCEDURES.  (a)  Whenever any claim, action, cause
            --------------------------
of action or liability (a "Claim") shall be asserted against a party entitled to be indemnified under this section 4.7 (the "Indemnified Party"), the Indemnified Party shall notify promptly the party or parties from whom indemnification is sought (the "Indemnifying Party") in writing but in any event within 30 days

                         Shareholder Rights Agreement
                         ----------------------------
after such Indemnified Party has actual knowledge of the facts constituting the basis for such Claim (the "Notice of Claim"), provided that the failure to
                                                  --------
provide a Notice of Claim shall not relieve the Indemnifying Party of its indemnification obligations hereunder unless such failure materially prejudices the ability of such Indemnifying Party to contest such Claim. The Notice of Claim shall specify all facts known to such Indemnified Party giving rise to such indemnification claim and an estimate of the amount of the liability arising therefrom.

          (b) The Indemnifying Party shall be entitled (without prejudice to the right of the Indemnified Party to participate at its expense through counsel of its own choosing) to contest such Claim (and to control such contest) at its expense and through counsel of its own choosing if it gives written notice of its intention to do so to the Indemnified Party within 30 days after receipt of the Notice of Claim, provided that the Indemnified Party shall have the right to
                     --------
control such contest (at its own expense) jointly with the Indemnifying Party if, with respect to such Claim, the interests of the Indemnified Party are not substantially similar to the interests of the Indemnifying Party, or such contest, if decided against the Indemnified Party, could reasonably be expected to result in the imposition of equitable remedies

          (c) If the Indemnifying Party elects to contest any Claim pursuant to this section 4.7.3, the Indemnified Party shall, at the expense of the Indemnifying Party, (i) permit the Indemnifying Party and its attorneys,
                     -
accountants and other agents to have access to all properties, records and documents of the Indemnified Party and to furnish to the Indemnifying Party to the extent available such financial, commercial, legal, operating and other information with respect to the business and operations of the Indemnified Party, as the Indemnifying Party may reasonably request and as may be related to the Claim being contested, (ii) permit the Indemnifying Party to make any
                            --
investigation which the Indemnifying Party may reasonably request, (iii) procure
                                                                    ---
the cooperation of the Indemnified Party's counsel and accountants with respect to the foregoing, and (iv) take such other actions as may be reasonably
                       --
requested by the Indemnifying Party.

          (d) Neither the Indemnified Party nor the Indemnifying Party shall make any settlement of any Claim

                         Shareholder Rights Agreement
                         ----------------------------
which would give rise to liability on the part of the Indemnifying Party under this section 4.7 without the prior written consent of the other, which consent shall not be unreasonably withheld, provided that an Indemnified Party shall
                                    --------
not be required to consent to any settlement involving the imposition of equitable remedies or to any settlement of any Claim with respect to which the interests of the Indemnified Party and the Indemnifying Party are not substantially similar. Whenever the Indemnified Party or the Indemnifying Party receives a firm offer to settle a Claim for which indemnification is sought under this section 4.7, it shall promptly notify the other of such offer. If the Indemnifying Party refuses to accept such offer within 20 Business Days after receipt of such offer (or of notice thereof), such Claim shall continue to be contested and, if such Claim is within the scope of the Indemnifying Party's indemnity contained in this section 4.7, shall be indemnified pursuant to the terms hereof. If the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party desires to accept such offer, but the Indemnified Party refuses to accept such offer within 20 Business Days after receipt of such notice, the Indemnified Party may continue the contest of such Claim and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party hereunder with respect to such Claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnifying Party desires to accept such offer, provided that this sentence shall not apply
                                    --------
to any settlement of any Claim involving the imposition of equitable remedies or to any settlement of any Claim with respect to which the interests of the Indemnified Party and the Indemnifying Party are not substantially similar.

     4.7.4  OTHER INDEMNIFICATION.  Indemnification similar to that specified in
            ---------------------
this section 4.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

     4.7.5  INDEMNIFICATION PAYMENTS.  The indemnification required by this
            ------------------------
section 4.7 shall be made by periodic payments of the amount thereof during the course of

                         Shareholder Rights Agreement
                         ----------------------------
the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. Any indemnities payable under this section 4.7 shall be limited to the amount of actual damages sustained by the Indemnified Party, net of any insurance proceeds or other recovery actually received by or on behalf of such Indemnified Party and any reduction in taxes actually realized on account of such damages.

4.8  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.
     -------------------------------------------

          No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis
                    -
provided in any underwriting arrangements reasonably approved by the Persons entitled under section 4.1.5 or section 4.2.6 to select the underwriters, and
(b) except as otherwise expressly provided herein, completes and executes all
 -
questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or this Agreement.

4.9  ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES.
     --------------------------------------------

          The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Article IV or the marketability of such Registrable Securities under any such registration.

4.10  RULE 144.
      --------

          The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act if there are outstanding securities of the Company which have been offered in a registered public offering (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the
                                                         -
Securities Act, as such Rule

                         Shareholder Rights Agreement
                         ----------------------------
may be amended from time to time, or (b) any similar rule or regulation
                                      -
hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE V

                                  DEFINITIONS
                                  -----------

          For the purpose of this Agreement, the following terms shall have the following meanings:

          AFFILIATE:  As applied to any Person, (a) which is other than an
          ---------                              -
     individual, any Person directly or indirectly controlling or controlled by or under common control with such Person, including, without limitation, any Person beneficially owning or holding 5% or more of any class of Voting Securities (including trust or partnership interests) of such Person or any other Person of which such Person owns or holds 5% or more of any class of Voting Securities (including trust or partnership interests), (b) which is
                                                                    -
     other than an individual, any director, officer or employee of such Person or of any Person described in clause (a), and (c) who is an individual, a
                                                    -
     spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the third degree and a trust created solely for the benefit of any Persons described in this clause (c). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

          AGENT:  As defined in the PNB Loan Agreement or the PNB Pledge
          -----
     Agreement, as appropriate

          ASSET PURCHASE AGREEMENT:   As defined in Recital A.
          ------------------------

          BUSINESS DAY:  Any day other than a Saturday, a Sunday or a day on
          ------------
     which commercial banks in Hart-

                         Shareholder Rights Agreement
                         ----------------------------
     ford, Connecticut or Pittsburgh, Pennsylvania are required or authorized to be closed.

          CASH SUBSCRIPTION AGREEMENT:  The Cash Subscription Agreement, dated
          ---------------------------
     as of July 28, 1989, among the Company and the Persons signatory thereto, as such agreement shall be amended and modified from time to time in accordance with this Agreement.

          CHANGE OF CONTROL:  As defined in section 2.3.2.
          -----------------

          CLAIM:  As defined in section 4.7.3(a).
          -----

          CLASS A COMMON SHARES:  As defined in Article IV, section 4.1 of the
          ---------------------
     Declaration of Trust.

          CLASS A TRUST:  The trust established on May 31, 1989 to hold the
          -------------
     Class A Common Shares for the benefit of the Persons party thereto.

          CLASS B COMMON SHARES:  As defined in Article IV, section 4.1 of the
          ---------------------
     Declaration of Trust.

          CLOSING DATE:  The date of the Closing under the Asset Purchase
          ------------
     Agreement.

          COMMISSION:  The Securities and Exchange Commission or any other
          ----------
     Federal agency at the time administering the Securities Act.

          COMMON SHARES:  The Class A Common Shares and the Class B Common
          -------------
     Shares and any Options with respect thereto.

          COMPANY:  As defined in the introductory paragraph of this Agreement.
          -------

          COMPETITOR:  As of any date, (a) any Person primarily engaged in the
          ----------                    -
     business of organizing, promoting, sponsoring, administering, advising or underwriting any open-end management investment company registered as such under the Investment Company Act, and (b) any Person which is or which
                                            -
     controls, is controlled by or is under common control with (i) Morgan
                                                                 -
     Stanley & Co., Reserve Management Company, Inc., Frank Russell Company, The St. Paul Companies (Nuveen Advisory Corp.), Scudder, Stevens & Clark, Inc., Winsbury Company, SEI Financial Manage-

                         Shareholder Rights Agreement
                         ----------------------------
     ment Corp. and Goldman, Sachs & Co., (ii) any of the 25 largest (by total
                                           --
     net assets managed) mutual fund complexes as listed by the Wiesenberger Investment Companies Service in effect on such date or, if such Service is no longer being published on such date, another comparable publication of similar public stature (the "Advisory Services Report"), or (iii) if on
                                                                  ---
     such date it is one of the 50 largest (by total net assets managed) mutual fund complexes as listed by the Advisory Services Report in effect on such date, any of Citibank, N.A., Hong Kong and Shanghai Bank Corporation (Marine Midland Bank, Inc.), The Mutual Life Insurance Company of New York (Evaluation Associates), Security Pacific National Bank, The Travelers Corporation (Keystone Custodian Funds, Inc.) or Xerox Corporation (Furman, Selz, Mager, Dietz & Birney, Inc.), provided that neither Standard Fire nor
                                         --------
     any Affiliate of Standard Fire shall be a Competitor.

          CONTROLLING PERSON:  As defined in section 4.6.
          ------------------

          CONVERSION COMMON:   At any date, (a) the Class B Common Shares into
          -----------------                  -
     which the Series A Preferred Shares have been converted, (b) the Class B
                                                               -
     Common Shares that would be issued to the holders of the Series A Preferred Shares were such Preferred Shares converted into Class B Common Shares on such date at the Conversion Rate that would apply were such date a Conversion Notice Date, and (c) any securities issued or issuable with
                                  -
     respect to Conversion Common by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any holder of Series A Preferred Shares shall be deemed to be a holder of the Conversion Common issuable with respect to such Preferred Shares.

          CONVERSION NOTICE DATE:  As defined in Article IV, section 4.1 of the
          ----------------------
     Declaration of Trust.

          CONVERSION RATE: As defined in Article IV, section 4.2.6(a) of the
          ---------------
     Declaration of Trust.

          CONVERSION TERMINATION DATE:  As defined in Article IV, section 4.1 of
          ---------------------------
     the Declaration of Trust.

                         Shareholder Rights Agreement
                         ----------------------------

          DECLARATION OF TRUST:  The Amended and Restated Declaration of Trust
          --------------------
     of the Company as in effect on the Closing Date.

          ELIGIBLE EMPLOYEE STOCK PLAN:  AS defined in Article IV, section 4.1
          ----------------------------
     of the Declaration of Trust.

          EXCHANGE ACT:  The Securities Exchange Act of 1934, or any similar
          ------------
     Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          EXERCISE NOTICE:  As defined in section 2.4.2(b).
          ---------------

          EXIT PRICE:  At any date of determination, an amount per share equal
          ----------
     to the quotient determined by dividing: (a) the aggregate amount of cash
                                              -
     and the fair value of all non-cash consideration received in respect of all Transfers of Management Shares by the Management Circle to Unrelated Third Parties prior to and on such date (including consideration received or to be received in respect of the Transfer giving rise to such determination of Exit Price and including, in the case of any such Management Shares that are Options, the exercise price relating to each thereof) by (b) the
                                                                   -
     aggregate number of Common Shares (including any Options) constituting Management Shares that shall have been Transferred in all such Transfers to Unrelated Third Parties (assuming, for purposes of such calculation, that the Options so Transferred were the number of Class A Common Shares or Class B Common Shares, as the case may be, for which such Options are exercisable), as determined by agreement between the Company and the Standard Fire Shareholders, or if they shall not agree, determined as of such date by a qualified investment banking or appraisal firm, in each case of recognized national stature mutually acceptable to the Company and such Standard Fire Shareholders.

          FEDERATED GROUP:  Collectively, the Company, the Federated Research
          ---------------
     Division of Standard Fire, Federated Investors, Inc., Passport Research, Ltd., a

                         Shareholder Rights Agreement
                         ----------------------------

     Pennsylvania limited partnership, and each of their respective
     Subsidiaries.

          FINAL DIVIDEND DATE:  As defined in Article IV, section 4.1 of the
          -------------------
     Declaration of Trust.

          GAAP:  Generally accepted accounting principles as set forth in the
          ----
     opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be generally accepted by the accounting profession.

          INDEMNIFIED PARTY:  As defined in section 4.7.3(a).
          -----------------

          INDEMNIFYING PARTY:  As defined in section 4.7.3(a).
          ------------------

          INITIATING HOLDERS:  Any holder or holders of Registrable Securities
          ------------------
     holding at least 25% (by number of shares) of the Registrable Securities then outstanding and initiating a request pursuant to section 4.1 for the registration of all or part of such holder's or holders' Registrable Securities.

          INVESTMENT ADVISORY CONTRACT:  Any written contract complying with
          ----------------------------
     section 15(a) of the Investment Company Act pursuant to which the Company or any Subsidiary of the Company agrees to serve or act as an investment adviser of a registered investment company.

          INVESTMENT COMPANY ACT:  The Investment Company Act of 1940, or any
          ----------------------
     similar Federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Investment Company Act of 1940 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          JONES SALE:  As defined in Article IV, section 4.1 of the Declaration
          ----------
     of Trust.

          MANAGEMENT CIRCLE:  At any date, (a) the Management Group, (b) any
          -------------------               -                         -
     relative (by blood, adoption or

                         Shareholder Rights Agreement
                         ----------------------------
     marriage) within the third degree of any of the Management Group, (c) any
                                                                        -
     corporation 90% or more of the stock of which is, any partnership 90% or more of the interests in which are, or any trust (including a decedent's estate) 90% or more of the beneficial interests in which are, held by any of the Persons referred to in clauses (a) and (b), and (d) any qualified
                                                             -
     employee benefit plan of the Company.

          MANAGEMENT GROUP:  At any date, (a) the Original Managers, and (b) the
          ----------------                --                             --
     Replacement Managers.


          MANAGEMENT SHAREHOLDER:  At any date, any Person owning beneficially
          ----------------------
     and/or of record any Management Shares on such date.

          MANAGEMENT SHARES:  At any date, all shares of beneficial interest in
          -----------------
     the Company (and all Options to acquire such shares) held on such date by any of the Management Circle other than the Series C Preferred Shares.

          NOTICE OF CLAIM:  As defined in section 4.7.3(a).
          ---------------

          OFFER PRICE:  As defined in section 2.4.2(a).
          -----------

          OFFERED SHARES:  As defined in section 2.4.2(a).
          --------------

          OPTIONS:  Any convertible securities, warrants, rights, puts or other
          -------
     options (other than the Series A Preferred Shares) exercisable for or convertible into Preferred Shares or Common Shares or any other rights to acquire Preferred Shares or Common Shares.

          ORIGINAL MANAGERS:  The individuals listed in Section A of Schedule 1
          -----------------
     to the Asset Purchase Agreement and Thomas J. Donnelly.

          PERSON:  An individual, a partnership, an association, a joint
          ------
     venture, a corporation, a business, a trust, an unincorporated organization, any other entity or a government or any department, agency or subdivision thereof.

          PNB LOAN AGREEMENT:  The Senior Secured Reducing Revolving Credit
          ------------------
     Agreement, dated as of the Closing

                         Shareholder Rights Agreement
                         ----------------------------

     Date, among the Company, Pittsburgh National Bank and the other Persons signatory thereto, as amended and modified from time to time in a manner that does not adversely affect the holders of the Preferred Shares or the Conversion Common.

          PNB PLEDGE AGREEMENT:  The Pledge Agreement, dated as of the Closing
          --------------------
     Date, among the Company, Pittsburgh National Bank and the other Persons signatory thereto, as amended and modified from time to time in a manner that does not adversely affect the holders of the Preferred Shares or the Conversion Common.

          PREFERRED SHARES:  The Series A Preferred Shares and the Series B
          ----------------
     Preferred Shares.

          PUBLIC OFFERING:  Any offering of Restricted Securities to the public
          ---------------
     pursuant to a registration statement under the Securities Act which has complied with Article IV.

          PURCHASE DATE:  As defined in section 2.4.2(b).
          -------------

          PURCHASE OPTION NOTICE:  As defined in section 2.4.2(a).
          ----------------------

          REGISTRABLE SECURITIES:  (a)  The Conversion Common, and (b) any
          ----------------------    -                               -
     securities issued or issuable with respect to shares of the Conversion Common by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when
     (w) a registration statement with respect to the sale of such securities
      -
     shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
     (x) they shall have been distributed to the public pursuant to Rule 144 (or
      -
     any successor provision) under the Securities Act, (y) they shall have been
                                                         -
     otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (z) they shall have ceased to be outstanding.
                        -
          REPLACEMENT MANAGER:  Any executive employee of the Company performing
          -------------------
     services for the Company

                         Shareholder Rights Agreement
                         ----------------------------
     substantially similar to those performed by any one or more Original Managers (other than Thomas J. Donnelly), at any time when such executive employee is employed by the Company to perform such services.

          REPURCHASE:  As defined in section 3.4.
          ----------

          REQUISITE HOLDERS:  With respect to any registration of Registrable
          -----------------
     Securities by the Company pursuant to Article IV, any holder or holders of more than 50% (by number of shares) of the Registrable Securities to be so registered.

          RESTRICTED SECURITIES:  The Class A Common Shares, the Class B Common
          ---------------------
     Shares, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, if any, and any securities issued with respect to any thereof by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, except that any particular Restricted Securities shall cease to be Restricted Securities when (a) they shall have been effectively registered under the Securities
           -
     Act and disposed of in accordance with the registration statement covering them, (b) they shall have been distributed to the public pursuant to Rule
            -
     144 (or any successor provision) under the Securities Act, or (c) they
                                                                    -
     shall have ceased to be outstanding. Whenever any particular securities cease to be Restricted Securities pursuant to clause (a) or (b), the holder thereof shall be entitled to receive from the Company or its transfer agent, without expense (other than transfer taxes, if any), new securities of like tenor not bearing a legend of the character set forth in Article I.

          SECURITIES ACT:  The Securities Act of 1933, or any similar Federal
          --------------
     statute, and the rules and regulations promulgated thereunder, all as shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          SERIES A PREFERRED SHARES:  As defined in Article III, section 3.2 of
          -------------------------
     the Declaration of Trust.

                         Shareholder Rights Agreement
                         ----------------------------

          SERIES B PREFERRED SHARES:  AS defined in Article III, section 3.2 of
          -------------------------
     the Declaration of Trust.

          SERIES C PREFERRED SHARES:  As defined in Article III, section 3.2 of
          -------------------------
     the Declaration of Trust.

          SHAREHOLDER:  Any Person holding shares of beneficial interest in the
          -----------
     Company.

          STANDARD FIRE:  As defined in the introductory paragraph of this
          -------------
     Agreement.

          STANDARD FIRE SHAREHOLDER:  At any date, any Person owning
          -------------------------
     beneficially and/or of record any Standard Fire Shares on such date.

          STANDARD FIRE SHARES:  At any date, the Preferred Shares, the
          --------------------
     Conversion Common and any securities issued with respect to the Preferred Shares or. the Conversion Common by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case held by Standard Fire or its Affiliates on such date.

          STOCK EXCHANGE AGREEMENT:  The Stock Exchange Agreement, dated July
          ------------------------
     28, 1989, between the Company and AEtna Life and Casualty Company, as such agreement shall be amended and modified from time to time.

          STOCK SUBSCRIPTION AGREEMENT:  The Subscription Agreement, dated as of
          ----------------------------
     July 25, 1989, among the Company and the Persons signatory thereto, as such agreement shall be amended and modified from time to time in accordance with this Agreement.

          SUBSIDIARY:  As to any Person, any corporation or entity at least a
          ----------
     majority of the total combined voting power of all classes of Voting Securities of which shall, at the time as of which any determination is being made, be owned by such Person either directly or indirectly.

          TRADE SECRETS:  Information, not made available to or known by the
          -------------
     public or the trade in which the Company operates, which relates to the business of the Company or its Affiliates and which provides an

                         Shareholder Rights Agreement
                         ----------------------------
     opportunity to obtain an advantage over competitors who do not know or use such information.

          TRANSFER:  Any direct or indirect transfer, sale, assignment, pledge,
          --------
     hypothecation or other disposition of any interest (including an interest in any entity holding such an interest), and any agreement to effect any of the foregoing, provided that any pledge of the Management Shares pursuant
                    --------
     to the PNB Pledge Agreement shall be deemed not to constitute a Transfer.

          TRANSFEREE:  As defined in section 2.3.
          ----------

          TRANSFER NOTICE:  As defined in section 2.3.1.
          ---------------

          UNRELATED THIRD PARTY:  At any date, any Person who is not a member of
          ---------------------
     the Management Circle on such date.

          VOTING SECURITIES:  With respect to any corporation or entity, any
          -----------------
     securities of such corporation or entity whose holders are entitled under ordinary circumstances to vote for the election of directors (or similar positions) of such corporation or entity (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          WHOLLY OWNED:  As applied to any Subsidiary, a Subsidiary all the
          ------------
     outstanding securities every class of which are at the time owned by the Company and/or one or more of its Wholly-Owned Subsidiaries.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

6.1  OTHER SHAREHOLDER AGREEMENTS.
     ----------------------------

          No Management Shareholder shall enter into or suffer to exist any shareholder agreement or arrangement of any kind, including the Class A Trust and the Management Subscription Agreements, with respect to which any Management Shareholder is a party with any Person with respect to the Restricted Securities inconsistent with the

                         Shareholder Rights Agreement
                         ----------------------------
provisions of this Agreement. In the event of any conflict between this Agreement and any provision of any such other shareholder agreement or arrangement, the provisions of this Agreement shall be controlling.

6.2  PAYMENTS; NOTICES.
     -----------------

          All dividends and other amounts payable to Standard Fire hereunder and pursuant to the Declaration of Trust shall be paid by crediting the account of Standard Fire, acct. number 058-55-172 at Morgan Guaranty Trust Company of New York, 23 Wall Street, New York, New York 10015, Attn: Money Transfer Department, in immediately available funds, or as otherwise directed by Standard Fire and providing sufficient information with such payment to identify the sender of the funds and the reason for such payment.

          Each notice, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or three Business Days after being mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows (or to such other address or Person as a party may designate by notice to the other parties):

          If to Standard Fire:

               CityPlace
               185 Asylum Avenue
               Hartford, Connecticut 06103

               Attention:  Vice President-Finance and
                             Treasurer

          With a copy to:

               Law Department
               AETNA Life and Casualty Company
               151 Farmington Avenue
               Hartford, Connecticut 06156

               Attention:  General Counsel

                         Shareholder Rights Agreement
                         ----------------------------

          If to the Company:

               Federated Investors
               Federated Investors Tower
               Pittsburgh, Pennsylvania  15222

               Attention:  Vice President and General Counsel

          With a copy to:

               Alan H. Finegold, Esq.
               Kirkpatrick & Lockhart
               1500 Oliver Building
               Pittsburgh, PA 15222

and, if addressed to any other Shareholder, at the address that such Shareholder shall have furnished to the Company and Standard Fire in writing, provided that
                                                                  --------
all communications required to be furnished to any party hereto by any Standard Fire Shareholder shall be required to be sent only to the Company on behalf of such party.

6.3  ASSIGNMENT.
     ----------

          Except as expressly provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The Company may grant, on the Closing Date, a security interest in its rights under this Agreement as security for the performance by the Company of its obligations under the financing referred to in section 2.1.4 of the Asset Purchase Agreement, provided that (a) such grant
                                               --------       -
shall not adversely affect any right or obligation of any holder of Preferred Shares or Registrable Securities hereunder, including, without limitation, any right or obligation to reduce any amounts owing by any such holder hereunder by any amounts due to any such holder hereunder, and (b) prior to the acceleration
                                                   -
of such financing, such holder shall communicate (including the giving of notices, opinions and similar matters) only with Federated Investors with respect to this Agreement and such holder shall not be required to so communicate with any secured party.

                         Shareholder Rights Agreement
                         ----------------------------

6.4  TERMINATION OF AGREEMENT; NO PREFERRED SHARES OUTSTANDING.
     ---------------------------------------------------------

          Except for sections 3.6 and 4.7, this Agreement shall terminate upon the date upon which (a) all shares of Conversion Common shall have been sold in
                     -
a Public Offering or pursuant to Rule 144 under the Securities Act, and (b)
                                                                         -
there are no Series B Preferred Shares outstanding. If no Preferred Shares are outstanding, sections 2.4.3, 3.1 and 3.5.4(a) shall not apply.

6.5  DESCRIPTIVE HEADINGS.
     --------------------

          The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

6.6  SPECIFIC PERFORMANCE.
     --------------------

          Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

6.7  GOVERNING LAW.
     -------------

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

6.8  COUNTERPARTS.
     ------------

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

6.9  SEVERABILITY.
     ------------

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable

                         Shareholder Rights Agreement
                         ----------------------------
in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

6.10  ENTIRE AGREEMENT.
      ----------------

          This Agreement is intended by the parties hereto as a final expression of their agreement and understanding in respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings in respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

6.11  AMENDMENT AND WAIVER.
      --------------------

          This Agreement may be amended or waived only by the written consent of the Company and the holder or holders of more than 50% of the Registrable Securities and more than 50% of each class of the Preferred Shares, provided
                                                                    --------
that any amendment or waiver with respect to section 4.7, this section 6.11 or any provisions as to the number or timing of requests for registration to which Initiating Holders are entitled under section 4.1 or as to the percentages of holders of securities required for any action or omission to perform any act hereunder, shall require the written consent of each holder of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this section 6.11, whether or not such Registrable Securities shall have been marked to indicate such consent.

6.12  LIMITATION OF LIABILITY.
      -----------------------

          The parties hereto are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agree that the obligations of the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and the parties hereto shall not seek satisfaction of any obligation of the

                         Shareholder Rights Agreement
                         ----------------------------

Company hereunder from the shareholders of the Company, the trustees, officers or employees of the Company, or any of them.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                              THE STANDARD FIRE INSURANCE
                                 COMPANY

                              By /s/ James T. Lynn
                                 ------------------------------
                                 Name:  James T. Lynn
                                 Title: Chairman

                              FEDERATED INVESTORS

                              By /s/ John F. Donahue
                                 ------------------------------
                                 Name:  John F. Donahue
                                 Title: Chairman

9075
                              FIRST AMENDMENT TO
                         SHAREHOLDER RIGHTS AGREEMENT
                         ----------------------------

     THIS AMENDMENT made and entered into as of the 15th day of August, 1995 between THE STANDARD FIRE INSURANCE COMPANY, a Connecticut insurance corporation ("Standard Fire"), and FEDERATED INVESTORS, a Delaware business trust (the "Company").

                                   RECITALS
                                   --------

     A. Standard Fire and the Company have executed and delivered to each other and entered into the Shareholder Rights Agreement dated August 1, 1989 (the "Shareholder Rights Agreement") between The Standard Fire Insurance Company and Federated Investors making certain provisions with respect to the capital stock of the Company and the conduct of the Company's affairs.

     B. Section 6.11 of the Shareholder Rights Agreement entitled "Amendment and Waiver" provides that the Shareholder Rights Agreement may be amended by the written consent of the Company and by Standard Fire, as the holder of more than 50% of the Registrable Securities and more than 50% of each class of the Preferred Shares, as referred to therein, in certain respects.

     C. Standard Fire and the Company, the parties to the Shareholder Rights Agreement, wish to amend the Shareholder Rights Agreement in certain respects under and in accordance with the provisions of Section 6.11 thereof.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual promises made herein and of the mutual benefits to be derived therefrom, the parties hereto, each intending to be legally bound, agree to amend the Shareholder Rights Agreement in certain respects as follows:

     FIRST:    Section 2.4.2 of the Shareholder Rights Agreement entitled "Right of First Offer" is hereby amended by the deletion therefrom of paragraph (b) thereof and the substitution therefor of a new paragraph (b), as follows:

               "(b)  EXERCISE NOTICE.  The Company or, if the Company does not
                     ---------------
          elect, the Management Shareholders, may elect to purchase all
          (but not less than all) of the Offered Shares at the Offer Price by giving to such Standard Fire Shareholder a notice (the
          "Exercise Notice") within the period of time referred to in section 2.4.2(f), indicating that the Company or the Management Shareholders shall purchase such Shares and the date within the period of time referred to in section 2.4.2(g) when the Company or the Management Shareholders will purchase such Shares (the "Purchase Date"), and such Standard Fire Shareholder shall be obligated to sell such Shares to the Company or the Management Shareholders identified in the Exercise Notice against tender on the Purchase Date of the Offer Price in immediately available funds, provided that such Standard Fire Shareholder shall
                 --------
          not be obligated to sell such Shares to
          the Company or the Management Shareholders if the Offer Price is not tendered to such Standard Fire Shareholder on the Purchase
          Date in immediately available funds."

     SECOND:   Section 2.4.2 of the Shareholder Rights Agreement entitled "Right of First Offer" is hereby further amended by the addition, immediately following the first sentence of paragraph (c) thereof and immediately preceding the last sentence of such paragraph, of a new sentence as follows:

          "For the purposes of this section 2.4.2(c), nevertheless, in the case of a Transfer pursuant to a Public Offering at any time after the original Purchase Option Notice was given with respect to such Transfer pursuant to a Public Offering and a subsequent Purchase Option Notice is given with respect to the same Public Offering that gave rise to the original Purchase Option Notice under this section 2.4.2, the Transfer by such Standard Fire Shareholder of all or part of such Shares at a price no less than ninety-five percent (95%) of the Offer Price shall not be deemed to be less favorable to Standard Fire than the Offer Price."

     THIRD:    Section 2.4.2 of the Shareholder Rights Agreement entitled "Right of First Offer" is hereby further amended by the addition, at the conclusion thereof, of a new paragraph (f) and a new paragraph
(g), as follows:

               "(f)  PERIOD OF TIME FOR EXERCISE NOTICE. The Company or, if
                     ----------------------------------
          the Company does not elect, the Management Shareholders, may elect to purchase the Offered Shares at the Offer Price in accordance with section 2.4.2(b) by giving the Exercise Notice within the period of 30 days after the date on which the Purchase Option Notice was given; provided, however, that (i) in the case of any proposed Transfer at any time when there exists a public market for Standard Fire Shares, such period shall be 15 days after the date on which the Purchase Option Notice was given and
          (ii) in the case of any proposed Transfer pursuant to a Public Offering at any time after the original Purchase Option Notice was given with respect to such proposed Transfer pursuant to a Public Offering and a subsequent Purchase Option Notice is given with respect to the same Public Offering that gave rise to the original Purchase Option Notice, such period shall be 7 days after the date on which the subsequent Purchase Option Notice was given.

               "(g)  PERIOD OF TIME FOR PURCHASE.  The period of time within
                     ---------------------------
          which the Company shall purchase, or if the Company does not elect, the Management Shareholders shall purchase, Offered Shares at the Offer Price on the Purchase Date in accordance with section 2.4.2(b) shall be 30 days after the Exercise Notice is given; provided, however, that the Company or, if the Company does not elect, the Management Shareholders may extend the Purchase Date for a reasonable period of time to a date not later than 90 days after the Exercise Notice is given for the purpose of obtaining financing for the purchase of the Offered Shares."

     FOURTH:   In all other respects, the Shareholder Rights Agreement,
including but not limited to Section 6.12 thereof entitled "Limitation of Liability," remains in full force and effect.

      FIFTH:   The terms used herein shall have the same meaning as those terms have in the Shareholder Rights Agreement, except as the context otherwise requires.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.


                              THE STANDARD FIRE INSURANCE COMPANY

                              By [SIGNATURE ILLEGIBLE]
                                ---------------------------------------
                                Title: Investment Manager
                                      ---------------------------------


                              FEDERATED INVESTORS

                              By [SIGNATURE ILLEGIBLE]
                                ---------------------------------------
                                Title: Vice President
                                      ---------------------------------

                               SECOND AMENDMENT
                                      TO
                         SHAREHOLDER RIGHTS AGREEMENT

                          __________________________


          THIS AMENDMENT made and entered into as of the 31st day of January, 1996 between THE STANDARD FIRE INSURANCE COMPANY, a Connecticut insurance corporation ("Standard Fire"), and FEDERATED INVESTORS, a Delaware business trust (the "Company").

                                   RECITALS
                                   --------

          A. Standard Fire and the Company have executed and delivered to each other and entered into the Shareholder Rights Agreement dated August 1, 1989, as amended by the First Amendment to Shareholder Rights Agreement dated August 15, 1995 (hereinafter sometimes collectively called the "Agreement") between The Standard Fire Insurance Company and Federated Investors making certain provisions with respect to the capital stock of the Company and the conduct of the Company's affairs.

          B. Standard Fire, Aetna Life and Casualty Company, a Connecticut insurance corporation, the Company and Federated Investors, Inc., a Pennsylvania corporation ("Buyer"), have executed and delivered to each other and entered into the Stock Purchase Agreement dated as of December 21, 1995 (the "Stock Purchase Agreement") pursuant to which the parties have entered into a series of transactions, including the sale by Standard

Fire to Buyer of all shares of capital stock issued by the Company to Standard Fire and Standard Fire and the Company have agreed to terminate all of their respective rights and obligations to each other under the Agreement and to release and discharge each other from any and all claims, demands, judgments, actions, causes of action, damages, expenses, costs, attorney's fees and liabilities of any kind whatsoever.

          C. Section 6.11 of the Agreement entitled "Amendment and Waiver," provides that the Agreement may be amended by the written consent of the Company and by Standard Fire, as the holder of more than 50% of the Registrable Securities and more than 50% of each class of the Preferred Shares, as referred to therein, in certain respects.

          D. Standard Fire and the Company, the parties to the Agreement, wish to amend the Agreement in certain respects under and in accordance with the provisions of Section 6.11 thereof.

                                   AGREEMENT
                                   ---------

          In consideration of the mutual promises made herein and of the mutual benefits to be derived therefrom, the parties hereto, each intending to be legally bound, agree that all rights and obligations of Standard Fire and the Company to each other arising under the Agreement have been terminated, confirm that the releases set forth in Article VII of the Stock Purchase Agreement have become effective upon the closing thereunder and further agree, nevertheless, that, with respect to any person other than Standard Fire who may be bound by the terms of the

Agreement, the Agreement is hereby amended in certain respects as follows:

          FIRST:   Section 2.1 of the Agreement entitled "Compliance with Laws"
is hereby amended by the deletion therefrom of the words "in-house counsel of Aetna Life & Casualty or other" from the seventh line thereof.

          SECOND: Section 2.2 of the Agreement entitled "No Transfer by Management shareholders," Section 2.3 of the Agreement entitled "Parallel Exit,"
Section 2.4 of the Agreement entitled "Transfers of Standard Fire Shares; Right of First Offer," and Section 2.6 of the Agreement entitled "Effect of Foreclosure Under Pledge Agreements" are hereby deleted therefrom in their entirety; and Section 2.5 of the Agreement entitled "Transferees; Non-Complying Transfers" is hereby renumbered as Section 2.2 thereof.

          THIRD:   Section 3.1 of the Agreement entitled "Management
Compensation," Section 3.2 of the Agreement entitled "Transfer of Restricted Securities and Assets," Section 3.3 of the Agreement entitled "Change in Capital Structure," Section 3.4 of the Agreement entitled "Repurchase of Shares,"
Section 3.5 of the Agreement entitled "Financial Reports," Section 3.6 of the Agreement entitled "Confidentiality; Restriction on Access Section 3.7 of the Agreement entitled "Company Treated as Corporation for Federal Income Tax Purposes," and Section 3.8 of the Agreement entitled "Amendment of Management Subscription Agreements" are hereby deleted therefrom in their entirety.

          FOURTH: Article IV of the Agreement entitled "Registration Rights" is hereby renumbered as Article III thereof, retitled as "Underwritten Offerings" and amended and restated in its entirety, as follows:

                                 "ARTICLE III

                            UNDERWRITTEN OFFERINGS
                            ----------------------

          If the Company or holders of Securities shall register and sell such Securities to the public in a public offering which shall be an underwritten offering pursuant to an underwritten registration, to the extent not inconsistent with applicable law, each holder of securities of the Company agrees not to effect any public sale or distribution of any equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (or any similar provision then in force) during the seven days prior to and the 90 days after any underwritten registration has become effective, except as part of such underwritten registration."

          FIFTH:   Article V of the Agreement entitled "Definitions" is hereby renumbered as Article IV thereof and all definitions of terms no longer used in the Agreement are hereby deleted therefrom.

          SIXTH:   Article VI of the Agreement entitled "Miscellaneous" is
hereby renumbered as Article V thereof.

          SEVENTH: Section 6.1 of the Agreement entitled "Other Shareholder Agreements" is hereby renumbered as Section 5.1 thereof.

          EIGHTH: Section 6.2 of the Agreement entitled "Payments; Notices" is hereby renumbered as Section 5.2 thereof, retitled as "Notices" and amended and restated in its entirety as follows:

          "5.2 Notices.
               -------

          Each notice, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or three business days after being mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows (or to such other address or Person as a party may designate by notice to the other parties):

          If to the Company:

               Federated Investors
               Federated Investors Tower
               Pittsburgh, Pennsylvania  15222

               Attention:  Vice President and
                           General Counsel

          With a copy to:

               Alan H. Finegold, Esq.
               Kirkpatrick & Lockhart LLP
               1500 Oliver Building
               Pittsburgh, Pennsylvania  15222

          and, if addressed to any Shareholder, at the address that such Shareholder shall have furnished to the Company in writing."

          NINTH: SECTION 6.3 of the Agreement entitled "Assignment" is hereby renumbered as Section 5.3 thereof and amended and restated in its entirety as follows:

          "5.3  Assignment.
                ----------

          Except as expressly provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the

          PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS."

          TENTH:    Section 6.4 of the Agreement entitled "Termination of
Agreement; No Preferred Shares outstanding" is hereby deleted therefrom in its entirety.

          ELEVENTH: Section 6.5 of the Agreement entitled "Descriptive Headings" is hereby renumbered as Section 5.4 thereof; Section 6.6 of the Agreement entitled "Specific Performance" is hereby renumbered as Section 5.5 thereof;
Section 6.7 of the Agreement entitled "Governing Law" is hereby renumbered as
Section 5.6 thereof; Section 6.8 of the Agreement entitled "Counterparts" is hereby renumbered as Section 5.7 thereof; Section 6.9 of the Agreement entitled "Severability" is hereby renumbered as Section 5.8 thereof; and Section 6.10 of the Agreement entitled "Entire Agreement" is hereby renumbered as Section 5.9 thereof.

          TWELFTH: Section 6.11 of the Agreement entitled "Amendment and Waiver" is hereby renumbered as Section 5.10 thereof and amended and restated in its entirety as follows:

          "5.10  AMENDMENT AND WAIVER.
                 --------------------

          THIS AGREEMENT MAY BE AMENDED OR WAIVED ONLY BY THE WRITTEN CONSENT OF THE cOMPANY."

          THIRTEENTH: Section 6.12 of the Agreement entitled "Limitation of LIABILITY" is hereby renumbered as Section 5.11 thereof.

          FOURTEENTH: In all other respects, the Agreement remains in full FORCE and effect.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day first above written.


                              THE STANDARD FIRE INSURANCE COMPANY

                              By [SIGNATURE ILLEGIBLE]
                                -------------------------------------
                                Title: Vice President
                                      -------------------------------

                              FEDERATED INVESTORS

                              By [SIGNATURE ILLEGIBLE]
                                -------------------------------------
                                Title: Vice President
                                      -------------------------------

1152

                             TERMINATION AGREEMENT
                             ---------------------

          THIS AGREEMENT made and entered into as of the 31st day of January in the year 1996 by and between FEDERATED INVESTORS, a Delaware business trust (hereinafter sometimes called "Federated"), of the one part,

                    a
                               n
                                         d


          AETNA LIFE AND CASUALTY COMPANY, a Connecticut insurance corporation (hereinafter sometimes called "Aetna"), of the other part.

                               WITNESSETH THAT:

          WHEREAS, under and in accordance with the provisions of the Asset Purchase Agreement dated July 28, 1989 among Federated Investors, Standard Fire Insurance Company and Aetna Life and Casualty Company, as amended, in Section
4.2.1 thereof, Aetna made certain covenants not to compete with Federated in certain respects, as clarified and extended by the letter agreement dated June 12, 1992 addressed to Aetna Life and Casualty Company and Standard Fire Insurance Company from Federated Investors (hereinafter sometimes collectively called the "Non-Competition Covenant"); and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, Aetna shall pay to Federated the sum of Four Hundred Eighty Thousand, Four Hundred Ten and 25/100 Dollars ($480,410.25) for and in consideration of the termination of the Non-Competition Covenant hereunder;

          NOW, THEREFORE, for and in consideration of the payment by Federated to Aetna as indicated hereinabove, Federated and Aetna, the parties to the Non-Competition Covenant and to this Agreement, each intending to be legally bound, do hereby terminate the Non-Competition Covenant and release each other, and their respective affiliates, from any liability or obligation thereunder.

          The parties hereto are hereby expressly put on notice of the limitation of liability as set forth in the Restated Declaration of Federated and agree that the obligations of Federated pursuant to this Agreement shall be limited in any case to Federated and its assets and the parties hereto shall not seek satisfaction of any obligation of Federated hereunder from the shareholders of Federated, the trustees, officers or employees of Federated, or any of them.

          This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, Federated and Aetna, the parties hereto, have duly executed this Agreement as of the day and year first above written.

                                         FEDERATED:

 ATTEST:                                 FEDERATED INVESTORS

[SIGNATURE ILLEGIBLE]                    By [SIGNATURE ILLEGIBLE]
--------------------------                  -------------------------------
Title: Asst. Secretary                      Title: Vice President
      --------------------                        -------------------------

[Trust Seal]


                                         AETNA:

ATTEST:                                  AETNA LIFE AND CASUALTY COMPANY

[SIGNATURE ILLEGIBLE]                    By [SIGNATURE ILLEGIBLE]
--------------------------                  -------------------------------
Title: Asst Corporate                       Title: Executive Vice President
      --------------------                        -------------------------
      Secretary
      --------------------

(CORPORATE SEAL]